Exhibit 99.1

                         EXECUTIVE EMPLOYMENT AGREEMENT
                             BETWEEN MAGNETEK, INC.
                                       AND
                                 THOMAS G. BOREN


     This Executive Employment Agreement (the "Agreement") is entered into as of May 9, 2005, between Magnetek, Inc., a Delaware corporation ("Magnetek") and Thomas G. Boren, an individual ("Boren").

                                    RECITALS

     WHEREAS, Magnetek has requested that Boren serve as its President and Chief Executive Officer and Boren has agreed to do so, subject to the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Magnetek and Boren agree as follows:

                                    AGREEMENT

1. Employment Agreement. Boren shall be employed by Magnetek as its President and Chief Executive Officer. During the term of his employment, Boren shall perform the duties reasonably and typically required of and associated with the office of President and Chief Executive Officer, as well as any other duties that may reasonably be assigned to Boren from time to time by the Board of Directors. Boren shall report directly to the Board. Subject to the powers, authorities and responsibilities vested in the Board under the General Corporation Law of the State of Delaware, Boren's responsibilities shall include the management, direction and development of all of Magnetek's operations and activities. The executives responsible for each of the subsidiaries or business divisions of Magnetek and the corporate officers shall report directly to Boren.

2. Employment Term. This Agreement shall commence on the date first set forth above and shall remain in effect for a term of one (1) year, unless earlier terminated pursuant to Section 7 of this Agreement (the "Term"). Thereafter, this Agreement shall automatically extend for additional terms of one (1) year each until terminated as set forth in this Agreement, or unless, at least 30 days prior to the end of either the original Term or any extension thereof, Magnetek or Boren notifies the other in writing that this Agreement shall terminate at the end of the then current Term.

3. Exclusivity. During the term of his employment with Magnetek, Boren shall devote his full attention and energies to the business and affairs of Magnetek and shall not, without the prior approval of the Board, engage in any other business or render services of a business, professional or commercial nature to any other entity or person. Boren agrees not to serve on the Board of any other public company without the prior approval of the Board.

4. Compensation.
   -------------

     (a) Base Salary. For services rendered by Boren under this Agreement, Magnetek shall pay Boren a salary of Two Hundred Fifty Thousand Dollars ($250,000) annually, payable in accordance with the standard payroll policy (the

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"Base Salary"). Boren's Base Salary shall be subject to annual review and adjustment by the Compensation Committee of the Board of Directors.

     (b) Annual Bonus. In addition to Base Salary, Boren shall be eligible to earn an annual bonus at the discretion of the Board, based upon a formulae at least as favorable with respect to the percentage of Base Salary as is available to other executive officers under the company's bonus plan now in effect and as amended from time to time and provided that any applicable criteria for earning the bonus has been satisfied.

     (c) Grant of Incentive Stock Units. As an additional material inducement to Boren entering into this Agreement, Boren is hereby awarded a grant of two hundred forty thousand (240,000) incentive stock units (the "Incentive Stock Units") at no cost, which Incentive Stock Units are granted in compliance with
Section 303A.08 of the New York Stock Exchange Listed Company Manual as an employment inducement award separate and apart from the 2004 Stock Incentive Plan of Magnetek, Inc. Each Incentive Stock Unit represents the right to receive one (1) share of Magnetek's common stock, par value $.01 per share (the "Common Stock"), pursuant to this Section 4(c). The Incentive Stock Units are subject to the following terms and conditions:

          (i)   Vesting. The Incentive Stock Units vest on June 23, 2005.

          (ii) Payment in Respect of Vested Units. Boren shall be entitled to receive from Magnetek one share of Common Stock (as adjusted from time to time pursuant to Section 4(c)(iv)) for each Vested Unit on the earlier of (a) the date that is six (6) months after the termination of Boren's employment with the Company for any reason and (b) the consummation of a "change in the ownership or effective control" of Magnetek or a "change in the ownership of a substantial portion of the assets" of Magnetek within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code.

          (iii) Adjustments. If the outstanding shares of the Common Stock are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of Magnetek are sold, then, unless the terms of such transaction shall provide otherwise with Boren's consent, the Compensation Committee of the Board of Directors shall, in its sole discretion, make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be received by Boren in respect of the Incentive Stock Units. The Compensation Committee of the Board of Directors shall have the sole authority to resolve any other issues with regard to the Incentive Stock Units as if such units had been awarded pursuant to the 2004 Stock Incentive Plan of Magnetek, Inc.

          (iv) Transfer Restrictions. Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of (i) the

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Incentive Stock Units or (ii) the shares of Common Stock subject to such
Incentive Stock Units shall be strictly prohibited and void.

          (vi) Securities Law Compliance. Magnetek may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Boren or other subsequent transfers by Boren of any shares issued as a result of or under the Incentive Stock Units, including without limitation (i) restrictions under an insider trading policy and (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the resale of the shares underlying the Incentive Stock Units. Any sale of the shares underlying the Incentive Stock Units must also comply with other applicable laws and regulations governing the sale of such shares.

5. Benefits. The Executive and his dependents shall not be entitled to receive any benefits generally made available to other Magnetek employees, including but not limited to, medical and dental, disability, group-term life insurance coverage and any retirement savings plan, whether now existing or hereafter in effect. Boren shall be entitled to vacation benefits in accordance with Magnetek's policies in effect on the date of this Agreement, as amended from time-to-time. Magnetek may, in its sole discretion, elect to purchase life insurance covering Boren's life for the benefit of Magnetek. Boren shall cooperate with Magnetek in obtaining such life insurance, including voluntarily submitting to a medical examination.

6. Reimbursement for Expenses. Boren is authorized to incur and seek reimbursement for reasonable travel and other expenses related to the performance of his responsibilities for Magnetek. Boren agrees to provide Magnetek with appropriate documentation in support of claimed expenses for its records. Boren's expense reports shall routinely be submitted for approval to the Chief Financial Officer and shall be subject to approval by the Board.

7.   Termination of Employment.
     --------------------------

     (a) By Magnetek. Magnetek shall have the right to terminate Boren's employment as follows:

          (i) Death or Disability. Boren's employment shall terminate upon his death or in the event of an illness or other disability that renders Boren unable to perform his duties for three (3) consecutive months or for six (6) months of any consecutive twelve (12) month period, subject to reasonable accommodation of the disability to the extent legally required under the Americans with Disabilities act or other applicable law. In the event of termination pursuant to this Section 7(a)(i), Boren (or his estate or heirs) shall receive the Base Compensation, as defined in this Agreement, through the date of such termination, plus payment in respect of any then accrued and unused vacation time based upon his then current Base Salary.

          (ii) For Cause Termination. Magnetek may terminate Boren's employment for Cause, as defined in this Agreement. In the event of termination of his employment pursuant to this Section 7(a)(ii), Boren shall receive accrued and unpaid Base Salary and accrued and unused vacation time calculated as of the effective date of termination, based on the Base Salary in effect on the date of termination.

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          (iii) Without Cause. The Board may terminate Boren's employment at any time without cause. In the event of termination of his employment pursuant to this Section 7(a)(iii), Boren shall receive (i) accelerated vesting of (A) all outstanding stock options that were granted to Boren in respect of his employment with the Company as President and Chief Executive Officer, (B) all, restricted stock grants; (ii) the Base Compensation through the date of termination, plus payment in respect of any then accrued and unused vacation time based upon his then current Base Salary and (iii) a lump-sum cash payment in an amount equal to the product of Boren's monthly Base Salary in effect on the date his employment is terminated, multiplied by the number of months remaining in the Term, as then in effect.

     (b) Termination by the Executive. Boren shall have the right to terminate his employment as follows:

          (i) For Good Reason. Boren may terminate his employment under this Agreement for Good Reason. In the event Boren terminates his employment pursuant to this Section 7(b)(i), he shall receive (i) accelerated vesting of (A) all outstanding stock options that were granted to Boren in respect of his employment with the Company as President and Chief Executive Officer, (B) all restricted stock grants; (ii) the Base Compensation through the date of termination, , plus payment in respect of any then accrued and unused vacation time based upon his then current Base Salary and (iii) a lump-sum cash payment in an amount equal to the product of Boren's monthly Base Salary in effect on the date his employment is terminated, multiplied by the number of months remaining in the Term, as then in effect.

          (ii) Without Cause. Boren may terminate his employment under this Agreement without reason by giving Magnetek not less than ninety (90) days' prior written notice. In the event Boren terminates his employment pursuant to this Section 7(b)(ii), Boren shall receive his then current Base Salary through the date of termination, plus payment in respect of any then accrued and unused vacation time based upon his then current Base Salary, and all vested Incentive Stock Units payable in accordance with Section 4(c)(iii).

8.   Benefits Upon Change of Control
     -------------------------------

     (a) Events Giving Rise to Benefits. Magnetek agrees to pay or cause to be paid to Boren the benefits specified in this Section 8 if there is a Change of Control and within the Change of Control Period, Magnetek or its Successor terminates the employment of Boren as President and Chief Executive Officer for any reason other than Cause, death or disability or if Boren voluntarily terminates his employment for Good Reason.

     (b) Benefits Upon Termination by Change of Control. If Boren is entitled to benefits pursuant to this Section 8, Magnetek agrees to pay or provide to Boren as severance, payment of the following:

          (i) a single lump sum payment, payable in cash within five (5) days of the termination date, equal to the sum of the accrued portion of any of Boren's unpaid Base Salary then in effect and accrued and unused vacation through his termination date (based upon his then current Base Salary) and any unpaid portion of his bonus for the prior fiscal year plus a portion of his bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that

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100% of the target under the bonus plan is achieved, plus, an amount equal to
Boren's Base Compensation times the Compensation Multiplier.

          (ii) accelerated vesting of all outstanding stock options that were granted to Boren in respect of his employment with the Company as President and Chief Executive Officer and of all previously granted restricted stock awards and Incentive Stock Units.

     (c)  Eligibility; Effect on Other Agreements and Plans
          -------------------------------------------------

          (i) In the event Boren is also a party to a Stay and Pay Agreement or severance agreement that entitled him to any payment, this Section 8 shall be null and void and Boren shall not be entitled to any payment or benefit hereunder, unless otherwise approved by the Compensation Committee of the Board of Directors. Nothing in this Section 8 shall prevent or limit Boren's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Magnetek and for which Boren may qualify, nor shall anything herein limit or reduce any rights as Boren may have under any other agreements with Magnetek. Amounts that are vested benefits or that Boren is otherwise entitled to receive under any plan or program of Magnetek shall be payable in accordance with such plan or program, unless specifically modified by this Section 8.

     (d)  Golden Parachute Tax
          --------------------

          (i) In the event that, the Value (as hereinafter defined) attributable to the payments and benefits provided in Sections 7 or 8 above, in combination with the Value attributable to other payments or benefits in the nature of compensation to or for the benefit of Boren (including but not limited to the value attributable to accelerated vesting of options and, collectively with payments due under Section 7 or 8, "Payments"), would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code), such that the excise tax of Section 4999 of the Code (the "Excise Tax") is imposed on Boren, Magnetek shall provide to Boren (either directly or through payment of taxes via required withholding), in cash, an additional payment (the "Gross-up Payment") such that the net amount retained by Boren from the Payments and the Gross-up Payment, after reduction for any Excise Tax upon the Payments and any federal, state and local income and employment taxes and Excise Tax on the Gross-up Payment, and any interest, penalties or additions to tax payable by Boren with respect thereto, shall be equal to the Payments at the time such Payments are to be made.

          (ii) For purposes of this Section 8(d), Magnetek and Boren hereby irrevocably appoint the persons who constitute the Compensation Committee of the Board immediately prior to a Change of Control, or a three person panel named by a majority of them, as arbitrators (the "Arbitrators") to make all determinations required under this Section 8, including but not limited to the Value of all Payments (and the components thereof) and the amount and nature of any reduction of Agreement Payments required by this Section 8. For purposes of this Section 8, "Value" shall mean value as determined by the Arbitrators applying the valuation procedures and methodologies established pursuant to the Code section or sections applicable to "excess parachute payments", including any non-binding interpretive guidance as the Arbitrators determine appropriate. The determinations of the Arbitrators shall be final and binding on both Magnetek and Boren, and their successors, assignees, heirs and beneficiaries, for purposes of determining the amount payable under Sections 7 or 8. All fees and expenses of the Arbitrators (including attorneys' and accountants' fees) shall be borne by Magnetek. The arbitrators will be compensated, to the extent

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they are not then members of the Board's Compensation Committee, at the rates at which they would have been compensated for their work as Committee members in effect immediately prior to the Change of Control Date.

9. Trade Secrets. Boren shall not, at any time during the Term or thereafter, make use of or divulge any trade secrets or other confidential information of Magnetek, except to the extent that such information becomes a matter of public record other than through the actions of Boren, is published in a newspaper, magazine, or other periodical available to the general public, or as the Board may so authorize in writing; and when Boren shall cease to be employed as an officer of Magnetek, Boren shall surrender to this Company all equipment, property, records and other documents obtained by him or entrusted to him during the course of this employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses of Magnetek or which were paid for by Magnetek.

10.  General.
     --------

     (a) Withholding. All cash compensation payable to Boren under this Agreement shall be subject to any applicable federal, state and local tax withholding. To the extent that Magnetek is legally required to withhold on the value of the non-cash compensation received by Boren under this Agreement, Magnetek shall be entitled to withhold such amounts from cash compensation due hereunder.

     (b) Mitigation of Damages. Boren shall not be required to mitigate his damages by seeking alternative employment in the event that Magnetek breaches this Agreement or upon termination of Boren's employment, nor shall any payments due under Sections 7 or 8 be reduced by any earnings that Boren may receive from any other source.

     (c) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Boren and his heirs, and Magnetek and its successors and assigns. Neither Magnetek nor Boren may, without the express written consent of the other, assign any rights or obligations hereunder to any person, firm or corporation, except that Magnetek may assign this Agreement to a Successor.

     (d) Amendment; Waiver. This instrument contains the entire agreement of the parties and shall supersede any and all other agreements among the parties. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (e) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California.

     (f) Notices. All notices which a party is required or may desire to give another party under or in connection with this Agreement shall be given in writing by addressing the same to the, other party as follows:

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                     If to the Executive to:
                                Thomas G. Boren
                                9100 Baytown Wharf Blvd., Suite 352
                                Observation Point North
                                Destin, Florida 32550

                     If to the Company, to:
                                Magnetek, Inc.
                                Attention:  Andrew Galef, Chairman
                                10900 Wilshire Blvd., Suite 850
                                   Los Angeles, California 90024

or a such other places as may be designated in writing by like notice. Any notice shall be deemed to have been given (a) three (3) business days after being addressed as required herein and deposited by certification or registered mail, return receipt request, postage prepaid, in the United States mail; or (b) a nationally recognized overnight courier service; or (c) upon personal delivery.

     (g) Severability. Each provision of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. Should any provision of this Agreement finally be determined to be unlawful, such provisions shall be deemed severed from this Agreement, but every other provisions of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

     (h) Voluntary Agreement. Boren and Magnetek represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had opportunity to review any and all aspects of this Agreement with the legal, tax or other advisors of such party's choice.

     (i)  Dispute Resolution
          ------------------

          (i) Any dispute between Boren and Magnetek arising out of this Agreement (other than a dispute in respect of Sections 4(c) or 8(d)), the termination of this Agreement, or otherwise related to Boren's employment with Magnetek, shall be resolved by arbitration or mediation by submitting the dispute to Judicial Arbitration and Mediation Services (JAMS). The parties intend to create a flexible, practical and expeditious method of resolving any disagreements hereunder and may agree to any other mutually acceptable form of resolution. Neither JAMS nor any alternative source selected by the parties shall be required to follow any particular rules or procedure, except that it shall render a written decision resolving each and every dispute submitted to it by the parties.

          (ii) If the parties are unable to agree upon a method of resolving the dispute pursuant to (i) above within 30 days of the date on which any party has made a written request to all other parties to submit a dispute to JAMS or some other mutually agreeable source, the dispute shall be subject to mandatory arbitration in Los Angeles, California under the rules of the American

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Arbitration Association (the "AAA"). The matter shall be heard by a single arbitrator, who shall be a lawyer with significant experience in corporate and executive benefit matters. The arbitrator shall not have authority to award punitive damages under any circumstances to any party unless repudiating the arbitrator's authority to do so would cause this arbitration clause to be ruled ineffective under applicable state or federal law. The parties, however, expressly grant the arbitrator the authority to issue an award for injunctive or other equitable relief. Nothing stated herein, however, shall prevent or limit any party from applying to a court of competent jurisdiction for provisional relief, pursuant to applicable state of federal law, on the ground that the arbitration award which the applicant may be entitled may be rendered ineffectual without provisional relief. The parties shall be entitled to take discovery pursuant to the procedural laws of California governing civil litigation; PROVIDED, HOWEVER, that neither party shall be entitled to take more than five depositions without leave of the arbitrator. The hearing shall be completed within 180 days of the earliest submission to the arbitrator. The arbitrator shall be required to submit a written award, in a form to be mutually agreed upon by the parties, within 45 days of the close of the hearing if post arbitration briefs are submitted, or within 30 days of the close of the hearing if post-arbitration briefs are not submitted.

          (iii) The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible. The parties further intend that the arbitration hereunder be conducted in as confidential a manner as is practicable under the circumstances, and intend for the award to be confidential unless that confidentiality would frustrate the purpose of the arbitration. The arbitrator shall not assess interest on amounts found to be owing hereunder. Magnetek shall pay all reasonable legal fees and related expenses incurred by Boren in connection with any proceeding pursuant to this
Section 10(h) to enforce the provisions of this agreement in which Boren is successful as to material issues.

11. Definitions. When used in this Agreement, the following terms have meanings set forth below:

     (a) "Base Compensation" means the sum of Boren's annual salary in effect on the earlier of the Change of Control Date or the date of termination of his employment, plus, and subject to Compensation Committee's approval, 100% of the target under the bonus plan for the fiscal year during which the Change of Control Date or termination of employment occurs, plus an amount equal to the value on the grant date of all stock options, restricted stock and Incentive Stock Units granted to Boren during the term of his employment as President and Chief Executive Officer.

     (b) "Base Salary" means the sum of $250,000, which shall be subject to adjustment from time to time by the Compensation Committee.

     (c) "Cause" means (i) conviction of a felony or misdemeanor involving moral turpitude, or (ii) willful gross neglect or willful gross misconduct in carrying out the executive's duties, resulting in material economic harm to Magnetek or a Successor.

     (d) "Change of Control" means (i) any event described in Section 13 of the Magnetek Inc. 2004 Employee Stock Incentive Plan or any event so defined in any stock incentive or similar plan adopted by Magnetek in the future unless, in either case, such event occurs in connection with a Distress Sale and (ii) any

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event which results in the Board ceasing to have at least a majority of its members be "continuing directors." For this purpose, a "continuing director" means a director of Magnetek who held such position on May 9, 2005 or who thereafter was appointed or nominated to the Board by a majority of continuing directors.

     (e) "Change of Control Date" means the date on which a Change of Control is consummated.

     (f) "Change of Control Period" means the period commencing on the earlier of (i) 180 days prior to the Change of Control Date and (ii) the announcement of a transaction expected to result in a Change of Control, and ending on the second anniversary of the Change of Control Date.

     (g) "Code" means the Internal Revenue Code of 1986, as amended. References herein to a specific section of the Code shall be deemed to include comparable or analogous provisions of state, local and foreign law.

     (h)  "Compensation Multiplier" means 1.5.

     (i) "Disability" means the inability of Boren due to illness, accident, or otherwise, to perform his duties for three (3) consecutive months or for six (6) months of any consecutive twelve (12) month period, as determined by a qualified physician.

     (j) "Distress Sale" means a Change of Control occurring within 18 months of any of the following: (i) the Company's independent public accountants shall have made a "going concern" qualification in their audit report (other than by reason of extraordinary occurrences, such as material litigation, not attributable to poor management practices); (ii) the Company shall lack sufficient capital for its operations by reason of termination of its existing credit lines or the Company's inability to secure credit facilities upon acceptable terms; or (iii) the Company shall have voluntarily sought relief under, consented to or acquiesced in the benefit of application to it of the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar laws, or shall have been the subject of proceedings under such laws (unless the applicable involuntary petition is dismissed within 60 days after its filing).

     (k) "Good Reason" means (i) without Boren's prior written consent, assignment to him of duties materially inconsistent in any respect with his position as President and Chief Executive Officer or any other action that results in a material diminution in his position, authority, duties, responsibilities, annual base salary or target bonus; or (ii) assignment of Boren, without his prior written consent, to a place of business that is not within the metropolitan area of Nashville.

     (l) "Stay and Pay Agreement" means a "stay and pay" or retention agreement entered into in contemplation of a sale by Magnetek of a division or business unit.

     (m) "Successor" means any acquirer of all or substantially all of the stock, assets or business of Magnetek.

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IN WITNESS WHEREOF, Magnetek and Boren have duly executed this Agreement as of the date first set forth above.


                                         MAGNETEK, INC.

                                         By:
------------------------------------        ------------------------------------
Thomas G. Boren                             Andrew G. Galef
President and Chief Executive Officer       Chairman of the Board

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